Exhibit 10.3

February 28, 2007

Larclay, L.P.

6 Desta Drive, Suite 6500

Midland, TX  79705

Reference is made to the Term Loan and Security Agreement dated as of April 21, 2006, among you, us, as Administrative Agent, and each of the other lenders that is or becomes a signatory thereto (as amended from time to time, “Loan Agreement”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.

This letter confirms the agreement of the parties to the following amendments to the Loan Agreement:

1.             The definition of “Commitment Expiration Date” found in Section 1.1 is amended by deleting the reference to “February 28, 2007” and substituting in lieu thereof the date “March 15, 2007.”

2.             Section 2.3 (d) is amended by deleting therefrom the date “March 1, 2007” and substituting in lieu thereof the date “March 15, 2007.”

Except as provided in the preceding paragraph, this letter does not alter, modify, or amend the Loan Agreement in any respect.

Please indicate your agreement to the foregoing amendment by signing a copy of this letter and returning it to us, whereupon it shall be binding on you, the Administrative Agent and the Lenders.

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Administrative Agent and on behalf of each of the Lenders

By:	/s/ Brian Gandy
Name:	Brian Gandy
Title:	Vice President

ACCEPTED AND AGREED:

LARCLAY, L.P.

By: Larclay GP, LLC

By:	/s/ Michael L. Pollard
Authorized Officer